Exhibit 99.3

Consolidated Balance Sheets
(dollars in millions)

	12/31/2018	9/30/2018	12/31/2017
Assets
Loans	$89,552	$89,268	$86,405
Loans held for sale	1,227	1,618	1,107
Securities available for sale	19,428	18,341	18,139
Held-to-maturity securities	11,519	11,869	11,830
Trading account assets	849	958	836
Short-term investments	2,562	2,272	4,447
Other investments	666	681	726
Total earning assets	125,803	125,007	123,490
Allowance for loan and lease losses	(883)	(887)	(877)
Cash and due from banks	678	319	671
Premises and equipment	882	891	930
Operating lease assets	993	930	821
Goodwill	2,516	2,516	2,538
Other intangible assets	316	338	416
Corporate-owned life insurance	4,171	4,156	4,132
Accrued income and other assets	4,037	4,378	4,237
Discontinued assets	1,100	1,157	1,340
Total assets	$139,613	$138,805	$137,698

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$59,918	$57,219	$53,627
Savings deposits	4,854	4,948	6,296
Certificates of deposit ($100,000 or more)	7,913	8,453	6,849
Other time deposits	5,332	5,130	4,798
Total interest-bearing deposits	78,017	75,750	71,570
Noninterest-bearing deposits	29,292	30,030	33,665
Total deposits	107,309	105,780	105,235
Federal funds purchased and securities sold under repurchase agreements	319	1,285	377
Bank notes and other short-term borrowings	544	637	634
Accrued expense and other liabilities	2,113	2,044	2,094
Long-term debt	13,732	13,849	14,333
Total liabilities	124,017	123,595	122,673

Equity
Preferred stock	1,450	1,450	1,025
Common shares	1,257	1,257	1,257
Capital surplus	6,331	6,315	6,335
Retained earnings	11,556	11,262	10,335
Treasury stock, at cost	(4,181)	(3,910)	(3,150)
Accumulated other comprehensive income (loss)	(818)	(1,166)	(779)
Key shareholders’ equity	15,595	15,208	15,023
Noncontrolling interests	1	2	2
Total equity	15,596	15,210	15,025
Total liabilities and equity	$139,613	$138,805	$137,698

Common shares outstanding (000)	1,019,503	1,034,287	1,069,084

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Twelve months ended
	12/31/2018	9/30/2018	12/31/2017	12/31/2018	12/31/2017
Interest income
Loans	$1,058	$1,025	$924	$4,023	$3,677
Loans held for sale	26	12	13	66	52
Securities available for sale	115	102	93	409	369
Held-to-maturity securities	71	72	61	284	222
Trading account assets	8	7	6	29	27
Short-term investments	15	15	12	46	26
Other investments	4	6	5	21	17
Total interest income	1,297	1,239	1,114	4,878	4,390
Interest expense
Deposits	174	140	82	517	278
Federal funds purchased and securities sold under repurchase agreements	1	1	—	11	1
Bank notes and other short-term borrowings	4	4	3	21	15
Long-term debt	118	108	91	420	319
Total interest expense	297	253	176	969	613
Net interest income	1,000	986	938	3,909	3,777
Provision for credit losses	59	62	49	246	229
Net interest income after provision for credit losses	941	924	889	3,663	3,548
Noninterest income
Trust and investment services income	121	117	131	499	535
Investment banking and debt placement fees	186	166	200	650	603
Service charges on deposit accounts	84	85	89	349	357
Operating lease income and other leasing gains	28	35	27	89	96
Corporate services income	58	52	56	233	219
Cards and payments income	68	69	77	270	287
Corporate-owned life insurance income	39	34	37	137	131
Consumer mortgage income	7	9	7	30	26
Mortgage servicing fees	21	19	17	82	71
Other income (a)	33	23	15	176	153
Total noninterest income	645	609	656	2,515	2,478
Noninterest expense
Personnel	576	553	609	2,309	2,278
Net occupancy	75	76	92	308	331
Computer processing	55	52	54	210	225
Business services and professional fees	49	43	52	184	192
Equipment	26	27	31	105	114
Operating lease expense	32	31	28	120	92
Marketing	25	26	35	102	120
FDIC assessment	9	21	20	72	82
Intangible asset amortization	22	23	26	99	95
OREO expense, net	1	3	3	6	11
Other expense	142	109	148	460	558
Total noninterest expense	1,012	964	1,098	3,975	4,098
Income (loss) from continuing operations before income taxes	574	569	447	2,203	1,928
Income taxes	92	87	251	344	637
Income (loss) from continuing operations	482	482	196	1,859	1,291
Income (loss) from discontinued operations, net of taxes	2	—	1	7	7
Net income (loss)	484	482	197	1,866	1,298
Less: Net income (loss) attributable to noncontrolling interests	—	—	1	—	2
Net income (loss) attributable to Key	$484	$482	$196	$1,866	$1,296

Income (loss) from continuing operations attributable to Key common shareholders	$459	$468	$181	$1,793	$1,219
Net income (loss) attributable to Key common shareholders	461	468	182	1,800	1,226
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.45	$.17	$1.72	$1.13
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.45	.45	.17	1.73	1.14
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.45	$.45	$.17	$1.70	$1.12
Income (loss) from discontinued operations, net of taxes	—	—	—	.01	.01
Net income (loss) attributable to Key common shareholders (b)	.45	.45	.17	1.71	1.13

Cash dividends declared per common share	$.17	$.17	$.105	$.565	$.38

Weighted-average common shares outstanding (000)	1,018,614	1,036,480	1,062,348	1,040,890	1,072,077
Effect of common share options and other stock awards	11,803	13,497	16,982	13,792	16,515
Weighted-average common shares and potential common shares outstanding (000) (c)	1,030,417	1,049,976	1,079,330	1,054,682	1,088,593

(a)
For the three months ended December 31, 2018, September 30, 2018, and December 31, 2017, net securities gains (losses) totaled less than $1 million. For the three months ended December 31, 2018, September 30, 2018, and December 31, 2017, Key did not have any impairment losses related to securities.

(b)	Earnings per share may not foot due to rounding.

(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.